Exhibit 5.1

LUCOSKY Brookman LLP
101 Wood Avenue south
5th Floor
Woodbridge, NJ 08830
T – (732) 395-4400
F – (732) 395-4401
November 21, 2016	www.lucbro.com

MagneGas Corporation
11885 44th Street North	45 Rockefeller Plaza
Clearwater, FL 33762	Suite 2000
New York, NY 10111

RE:      MagneGas Corporation

Ladies and Gentlemen:

We have acted as outside counsel to MagneGas Corporation, a corporation organized under the laws of the State of Delaware (the “Company”) in connection with (i) the Company’s registered offering of (a) “Pre-Paid” Common Stock Purchase Warrants to purchase up to 5,102,041 shares of common stock of the Company (the “Pre-Paid Warrants”), and (ii) 1,020,408 shares of common stock of the Company at a price per share equal to the Per Share Purchase Price (as defined in the Securities Purchase Agreement) (the “Shares”) (ii) the Securities Purchase Agreement, dated November 16, 2016 (the “Securities Purchase Agreement”), by and between the Company and the Purchasers (as defined therein) whereby the Purchasers purchased (a) the Shares, and (b) the Pre-Paid Warrants, (iii) the Lock-Up Agreement (as defined in the Securities Purchase Agreement), (iv) the preparation of the Company’s shelf registration statement on Form S-3 (File No. 333-207928), filed with the U.S. Securities and Exchange Commission (the “Commission”) on November 10, 2015 (the “Initial Registration Statement”) and a prospectus included therein (the “Initial Prospectus”), (v) the preparation of the Company’s Amendment No. 1 to its registration statement on Form S-3 (File No. 333-207928), filed with the Commission on April 1, 2016 (the “Registration Statement Amendment No. 1”) and an amended prospectus included therein (the “First Amended Prospectus”), (vi) the preparation of the Company’s Amendment No. 2 to its registration statement on Form S-3 (File No. 333-207928), filed with the Commission on May 27, 2016 (the “Registration Statement Amendment No. 2”) and an amended prospectus included therein (the “Second Amended Prospectus”), and (vii) the preparation of the Company’s Amendment No. 3 to its registration statement on Form S-3 (File No. 333-207928), filed with the Commission on June 9, 2016 (the “Registration Statement Amendment No. 3”) and an amended prospectus included therein (the “Third Amended Prospectus”).

The Initial Registration Statement, Registration Statement Amendment No. 1, Registration Statement Amendment No. 2, and Registration Statement Amendment No. 3, are referred to collectively as the “Shelf Registration Statement.” The Initial Prospectus, First Amended Prospectus, Second Amended Prospectus, and Third Amended Prospectus are referred to collectively as the “Shelf Prospectus.” Except as otherwise provided herein, capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement.

MagneGas Corporation
November 21, 2016

This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Shelf Registration Statement or the Shelf Prospectus, other than as expressly stated herein with respect to the issuance of the Shares and the Pre-Paid Warrants.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New Jersey and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.          The Shares have been duly authorized by all necessary corporate action of the Company and, when and to the extent issued and sold in accordance with the terms of, and in the manner contemplated by, the Securities Purchase Agreement, including payment in full to the Company of all consideration required therefor, the Shares will be validly issued, fully paid and non-assessable.

2.          The Pre-Paid Warrants have been duly authorized by all necessary corporate action of the Company and, when and to the extent issued and sold in accordance with the terms of, and in the manner contemplated by, the Securities Purchase Agreement, including payment in full to the Company of all consideration required therefor, the Pre-Paid Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.          The shares of common stock issuable upon exercise of the Pre-Paid Warrants, when issued by the Company and delivered by the Company against payment therefor as contemplated by the Warrants, will be validly issued, fully paid and non-assessable (the “Shares Underlying the Pre-Paid Warrants”).

MagneGas Corporation
November 21, 2016

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or arbitration, remedies, or judicial relief, (c) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (d) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (e) waivers of broadly or vaguely stated rights, (f) provisions for exclusivity, election or cumulation of rights or remedies, (g) provisions authorizing or validating conclusive or discretionary determinations, (h) grants of setoff rights, (i) proxies, powers and trusts, (j) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property and (k) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed: (i) that the Pre-Paid Warrants and the Shares Underlying the Pre-Paid Warrants have been duly authorized, executed and delivered by the parties thereto other than the Company; (ii) that the Pre-Paid Warrants and the Shares Underlying the Pre-Paid Warrants constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms; and (iii) that the status of the Pre-Paid Warrants and the Shares Underlying the Pre-Paid Warrants as legally valid and binding obligations of the parties is not affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

For purposes of this opinion, we have examined the documents identified on Exhibit A attached hereto and such other corporate documents, records, and proceedings, minutes, consents, actions and resolutions as we have determined to be appropriate. In rendering our opinion, we have assumed: (i) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (ii) the legal capacity and authority of all persons or entities executing all agreements, instruments and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete; (v) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us; (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; and (vii) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. We have also, with your consent, assumed that the choice of law provisions in the Pre-Paid Warrants are legally enforceable.

MagneGas Corporation
November 21, 2016

This opinion letter is prepared for your use in connection with the Shelf Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act solely for such purpose. We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K dated November 21, 2016, the incorporation of this opinion by reference in the Shelf Registration Statement and to the use of our name under the caption “Legal Matters” in the Shelf Prospectus and the Shelf Registration Statement.  In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

MagneGas Corporation
November 21, 2016

EXHIBIT A

In rendering the foregoing opinion, we have reviewed and relied upon the following documents:

(a)	the Securities Agreement;

(b)	the Pre-Paid Warrants;

(c)	the Lock-Up Agreement;

(documents (a), (b), and (c) above being hereinafter referred to as the “Transaction Documents”)

(d)	the Shelf Prospectus;

(e)	the certificate of incorporation of the Company, together with all amendments thereto, as certified by an officer of the Company in the Officer’s Certificate (as defined below);

(f)	the bylaws of the Company, together with all amendments thereto, as certified by an officer of the Company in the Officer’s Certificate;

(g)	resolutions of the Board of Directors of the Company approving the execution of the Transaction Documents, as certified by an officer of the Company in the Officer’s Certificate;

(h)	Officer’s Certificate of the Company executed by the Chief Executive Officer, dated November 16, 2016 (the “Officer’s Certificate”); and

(i)	Certificate of Good Standing for each of (i) the Company and (ii) Equipment Sales and Service, Inc. a Florida corporation; and

(j)	all such other agreements, instruments, documents and certificates of public officials and/or of officers and directors of the Company as we have deemed necessary or advisable as a basis for the opinion herein rendered.